UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2025 (December 31, 2024)

BURTECH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41139	86-2708752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Pennsylvania Ave NW, Suite 700 Washington, DC 20004

(Address of principal executive offices, including zip code)

(202) 600-5757

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	BRKHU	OTC Markets Group, Inc.

Class A Common Stock, par value $0.0001 per share	BRKH	OTC Markets Group, Inc.

Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	BRKHW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On January 13, 2025, BurTech issued a press release announcing that the Company has been approved to list its common stock and warrants on The Nasdaq Stock Market under the symbols “BZAI” and “BZAIW”.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On December 23, 2024, the Company held a special meeting in lieu of the 2024 annual meeting of the stockholders of BurTech (the “Special Meeting”) in connection with the Business Combination and other related matters, whereby the proposals for the Merger and other transactions contemplated by the Merger Agreement in connection with the Business Combination were approved.

In addition, as previously reported on December 31, 2024, the Company entered into an agreement (“Non-Redemption Agreement”) with one or more unaffiliated stockholders of the Company (each, an “Investor”) who agreed not to redeem (or validly rescind any redemption requests on) their shares of Class A common stock, par value $0.0001 per share of the Company (“Non-Redeemed Shares”), in connection with the Special Meeting. In exchange for the foregoing commitments not to redeem the Non-Redeemed Shares, Blaize and BurTech LP, LLC, the Company’s sponsor, have agreed to guarantee that each Investor receives a return of $1.50 per Non-Redeemed Share whether Investor (i) sells the Non-Redeemed Shares in the open market or (ii) exercises its option to require the Company to repurchase the Non-Redeemed Shares in accordance with the Non-Redemption Agreement. Entering into the Non-Redemption Agreement is expected to increase the amount of funds that remain in the Company’s trust account following the Business Combination.

In connection with the stockholders’ vote at the Special Annual Meeting of Stockholders held by the Company on December 23, 2024 and after certain Investors entered into the Non-Redemption Agreements, 937,844 shares were tendered for redemption. As a result, approximately $10,863,000.50 (approximately $11.58 per share) will be removed from the Company’s trust account to pay such holders, after taking into account additional allocation of payments to cover any tax obligation of the Company, such as franchise taxes, but not including any excise tax, since that date.

Following redemptions and execution of the Non-Redemption Agreements, the Company will have approximately $36,679,717.31 in the Company’s trust account. In connection with the Non-Redemption Agreements, approximately $33,054,587.54 will be transferred into a separate escrow account with Continental Stock Transfer & Trust Company at the closing of the Business Combination and held until such Non-Redeemed Shares are either sold in the market and/or put to the Company in accordance with the procedures described above and such funds are then distributed to the Investors and Company accordingly.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release Dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURTECH ACQUISITION CORP.

	By:	/s/ Shahal Khan
		Name:	Shahal Khan
		Title:	Chief Executive Officer

Dated: January 13, 2025

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